UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Residences at Haywood Apartments, Greenville, South Carolina

On October 15, 2014, CNL Growth Properties, Inc. (the “Company”) through GGT Daniel Holdings, LLC, a Delaware limited liability company (the “CGP JV Partner”), a wholly owned subsidiary of the Company’s operating partnership, entered into a limited liability company agreement, more fully described below (the “JV Agreement”) with Daniel Haywood, LLC, an Alabama limited liability company (the “Daniel JV Partner” and collectively with the CGP JV Partner, the “JV Partners”) for the purpose of forming GGT Daniel SC Venture, LLC, a Delaware limited liability company (the “Joint Venture”). The Daniel JV Partner is an affiliate of Daniel Realty Company, LLC (“Daniel”).

On October 15, 2014, the Joint Venture acquired a fee simple interest in an approximately 14.6 acre parcel of undeveloped land located in Greenville, Greenville County, South Carolina (the “Property”) from Greenville Mixed-Use Partners, LLC (“Seller”), by assignment of that certain agreement for purchase and sale, as amended, between Seller, as the seller, and Daniel, as the buyer. The Joint Venture will develop, construct and operate the Property as a 292-unit “Class A” garden-style multifamily residential community, consisting of approximately 285,466 square feet of net rentable area, an average gross unit size of approximately 978 square feet, eleven 3-story buildings and featuring a clubhouse, community pool and fitness studio among its amenities (the “Project”). The Project will be known as “The Residence at Haywood Apartments” (the “The Residences at Haywood”). Neither we nor Daniel is affiliated with the Seller.

The purchase price for the Property was approximately $4.3 million. The total projected budget for the Project, including the purchase price of the land, construction costs and other development costs, is approximately $35.7 million. The purchase price and related acquisition closing costs, and certain expenses, fees and pre-development costs were funded by the Joint Venture from the capital contributions of the JV Partners. The balance of the development and construction costs of the Project will be funded with a Construction Loan from Synovus Bank (as defined below in Item 2.03 of this Current Report).

The Daniel JV Partner will serve as the developer of the Project under the terms of a development agreement dated October 15, 2014 (the “Development Agreement”), pursuant to which Daniel has provided the Joint Venture with a construction cost overrun guaranty. Under the Development Agreement, Daniel JV Partner will receive a development fee of 3% of the final Project budget, payable 10% at the closing of the Construction Loan with the balance payable in 16 equal monthly installments over the term of the construction period. C. F. Evans Construction Company (the “Contractor”), will serve as the general contractor of the Project under the terms of a construction services agreement which will be finalized during the term of the construction period (the “Construction Contract”). The Construction Contract will provide for a construction fee at market rates. Construction will begin following the closing of the Construction Loan and the Contractor will be required to achieve substantial completion within 20 months following the date that the Contractor obtains all building permits and other governmental approvals. We anticipate that the Project should achieve substantial completion in the fourth quarter of 2016. Once completed, it is currently expected that the leasing and management of the Residences at Haywood will be provided by an experienced independent third party property management firm specializing in the on-site management of multi-family properties. The Development Agreement contains customary representations, warranties, insurance, indemnification, events of default, termination, dispute resolution, and other customary provisions.

Pursuant to the JV Agreement, the CGP JV Partner agreed to fund an initial capital contribution of up to a maximum of approximately $9.6 million for a 90% interest in the Joint Venture, and the Daniel JV Partner agreed to fund an initial capital contribution of up to a maximum of approximately $1.1 million for a 10% interest in the Joint Venture. Under certain circumstances, the members of the Joint Venture may be required to contribute additional capital to the Joint Venture. We, through the CGP JV Partner, are the managing member of the Joint Venture, however, we have delegated to the Daniel JV Partner the authority to manage certain of the day-to-day operations of the Joint Venture, subject to our approval of certain major decisions, and further subject to our right to terminate such delegation of authority, with or without cause (as defined in the JV Agreement). In the event of the removal the Daniel JV Partner as the operating partner for cause, the Daniel JV Partner will cease to have any rights to approve or consent to any matters under the JV Agreement.

Generally, under the terms of the GGT Daniel SC Venture Agreement, operating cash flow will be distributed pari passu to the CGP JV Partner and to the Daniel JV Partner until minimum cumulative operating returns on capital, compounded monthly, equal to 10% per annum are achieved, and invested capital is returned; and thereafter, operating cash flow will be distributed to the CGP JV Partner and to the Daniel JV Partner pro rata in accordance with their respective percentage interests in the Joint Venture. Upon the occurrence of a major capital event, such as a sale of substantially all of the assets of the Joint Venture, extraordinary cash flow distributions will be made to the JV Partners pro rata until invested capital and any unpaid operating returns have been returned, the developer has been paid a return of certain construction cost overruns that are unforeseen, outside the control of the developer and in excess of a stated amount. Thereafter, the Daniel JV Partner will receive a disproportionately higher share of any remaining extraordinary cash flow distributions at varying percentages, after the CGP JV Partner receives minimum threshold returns on its capital contributions.

The JV Agreement also provides that at any time after 2 years following the completion of the Project, each of the JV Partners will have the right to propose an all cash purchase of the other member’s entire interest in the Joint Venture and the receiving member will have the option to either sell to the offering member at the offering member’s proposed price, or to buy out the offering member at a formula price based on the value of the Project, less debts, liabilities and expenses.

Founded in 1964, Daniel is a privately-held real estate development and investment company headquartered in Birmingham, Alabama. Daniel is engaged in the acquisition, development, construction and management of, among other things, multifamily assets; and to date, Daniel has developed in excess of 10,000 apartment units in communities located in the Southeastern United States. We are not affiliated with Daniel, the Daniel JV Partner or any of its other affiliates; and this Project is our first development venture with Daniel.

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Residences at Haywood Apartments – Financing

On October 15, 2014, the Joint Venture entered into a credit agreement with Synovus Bank (the “Lender”) and a promissory note of equal date. The credit agreement, together with the note, mortgage and the other documents evidencing and securing the Construction Loan are hereinafter referred to as the “Loan Documents”. Pursuant to the Loan Documents, the Lender will fund up to approximately $25 million of the development and construction costs of the Project (the “Construction Loan”). During the initial term, the Construction Loan will accrue interest at the variable interest rate per annum of 2.15% above the one-month LIBOR rate (the “LIBOR Rate”). The interest rate is subject to adjustment monthly, with adjustments becoming effective on the tenth day of each calendar month, based on the latest LIBOR Rate as published on Thomson Reuters British Banker’s Association LIBOR Rates Page on the date of the adjustment determination.

Accrued interest on the Construction Loan is due and payable monthly commencing November 10, 2014, with all accrued and unpaid interest due at maturity. Commencing on November 10, 2017, monthly payments of principal and accrued interest will be required, based on a 30-year repayment amortization schedule and an interest rate of 6.0%. The outstanding principal balance of the Construction Loan will be due and payable in a single payment at maturity. The Construction Loan has an initial term of forty-two months, with an additional 18-month extension, subject to prior notice, debt yield and other conditions, and the payment of a loan extension fee of 0.125% based on the then outstanding unpaid principal balance of the Construction Loan. In the event that the Joint Venture exercises an extension option, monthly payments of principal and accrued interest will be required, based on a 30-year repayment amortization schedule and an interest rate of 6.0%. In the event of the extension of the initial term, the estimated outstanding principal balance of the Construction Loan would be approximately $         million at maturity. The Construction Loan may be prepaid at any time without fee, penalty or premium, with notice and all applicable payments. In the event of a default, the Construction Loan will bear interest at the then current rate plus 4%, such amount not to exceed the maximum rate permissible under Alabama law.

The Loan Documents require the commencement of the Project by January 13, 2015, and the completion of construction by October 15, 2017, subject to delays for certain unforeseeable events. The Loan Documents contain affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions, and events of default customary for development projects such as the Project. Affiliates of Daniel have provided absolute, irrevocable and unconditional completion and payment guaranties to the Lender. The Construction Loan is secured by a mortgage of the Property and all improvements to be constructed thereon and an assignment of rents.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Contract for the Purchase and Sale of Real Property by and between Greenville Mixed-Use Partners, LLC, as the seller, and Daniel Realty Company, LLC, as the buyer, dated April 10, 2014, and amendments thereto.

10.2	Limited Liability Company Agreement of GGT Daniel SC Venture, LLC, dated October 15, 2014.

10.3	Credit Agreement dated effective as of October 15, 2014 by and between GGT Daniel SC Venture, LLC and Synovus Bank.

10.4	Promissory Note dated October 15, 2014 in the original principal amount of $25,000,000, by GGT Daniel SC Venture, LLC in favor of Synovus Bank.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2014		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton
Chief Financial Officer and Treasurer